Exhibit 24

POWER OF ATTORNEY AND SIGNATURES

Know all persons by the presents, that each person whose signature appears below constitutes and appoints Larry F. Mazza or Eric L. Tichenor or either of them, as attorney-in-fact, with each having the power of substitution, for him or her in any and all capacities, to sign any amendment to this Form 10-K and to file the same, with exhibits thereto, and other documents in connection therewith, with the Federal Deposit Insurance Corporation hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1934, this Form 10-K has been signed below by the following person on behalf of the registrant in the capacities and on the dates indicated.

/s/ Larry F. Mazza	Date: March 11, 2011
Larry F. Mazza, President and CEO

/s/ Eric L. Tichenor	Date: March 11, 2011
Eric L. Tichenor, Senior Vice President and CFO

/s/ Stephen R. Brooks	Date: March 11, 2011
Stephen R. Brooks, Director

/s/ Joseph P. Cincinnati	Date: March 11, 2011
Barbara A. McKinney, Director

/s/ Berniece D. Collis	Date: March 11, 2011
Berniece D. Collis, Director

/s/ Harvey M. Havlichek	Date: March 11, 2011
Harvey M. Havlichek, Director

/s/ James R. Martin	Date: March 11, 2011
James R. Martin, Director

/s/ Saad Mossallati	Date: March 11, 2011
Saad Mossallati, Director

/s/ Barbara A. McKinney	Date: March 11, 2011
Barbara A. McKinney, Director

/s/ Kelly R. Nelson	Date: March 11, 2011
Kelly R. Nelson, Director

/s/ Leonard W. Nossokoff	Date: March 11, 2011
Leonard W. Nossokoff, Director

/s/ J. Christopher Pallotta	Date: March 11, 2011
J. Christopher Pallotta, Director

/s/ Nitesh S. Patel	Date: March 11, 2011
Nitesh S. Patel, Director

/s/ Louis W. Spatafore	Date: March 11, 2011
Louis W. Spatafore, Director

/s/ Wayne H. Stanley	Date: March 11, 2011
Wayne H. Stanley, Director

/s/ Richard L. Toothman	Date: March 11, 2011
Richard L. Toothman, Director

/s/ Michael F. Trent	Date: March 11, 2011
Michael F. Trent, Director

/s/ Samuel J. Warash	Date: March 11, 2011
Samuel J. Warash, Director